JPMorgan Chase Financial Company LLC	June 2026

Pricing Supplement

Registration Statement Nos. 333-293684 and 333-293684-01

Dated June 25, 2026

Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

The Auto-Callable Dual Directional Trigger PLUS, or “Trigger PLUS,” will pay no interest and do not guarantee any return of your principal at maturity. If the closing price of one share of the underlying stock on the redemption observation date is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for a cash payment of $1,390.00 per Trigger PLUS, or 139.00% of the stated principal amount. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying stock has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying stock. If the underlying stock has depreciated in value but by no more than 25%, investors will receive at maturity the stated principal amount of the Trigger PLUS plus an unleveraged positive return equal to the absolute value of the percentage decline. However, if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying stock has depreciated below the trigger level, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline in the value of the underlying stock over the term of the Trigger PLUS. The Trigger PLUS are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving the early redemption payment and, if the Trigger PLUS have not been redeemed early, the leverage and absolute return features that in each case apply to a limited range of the performance of the underlying stock. The Trigger PLUS are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program. Any payment on the Trigger PLUS is subject to the credit risk of JPMorgan Financial, as issuer of the Trigger PLUS, and the credit risk of JPMorgan Chase & Co., as guarantor of the Trigger PLUS. The investor may lose a significant portion or all of the stated principal amount of the Trigger PLUS. The initial stock price is the closing price of one share of the underlying stock on the strike date and is not the closing price of one share of the underlying stock on the pricing date.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying stock:	American depositary shares of Taiwan Semiconductor Manufacturing Company Limited (“Taiwan Semiconductor ADSs”) (Bloomberg ticker: TSM UN Equity). Each Taiwan Semiconductor ADS represents five common shares, par value NT$10.00 per share, of Taiwan Semiconductor Manufacturing Company Limited. The common shares of Taiwan Semiconductor Manufacturing Company Limited are referred to as the “Taiwan Semiconductor underlying securities.”
Aggregate principal amount:	$1,000,000
Early redemption:	If, on the redemption observation date, the closing price of one share of the underlying stock is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for the early redemption payment on the redemption date. No further payments will be made on the Trigger PLUS once they have been redeemed. In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
Early redemption payment:	$1,390.00 per Trigger PLUS
Payment at maturity:

If the Trigger PLUS have not been automatically redeemed prior to maturity and:

•      the final stock price is greater than the initial stock price, for each $1,000 stated principal amount Trigger PLUS: $1,000 + leveraged upside payment

• the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, for each $1,000 stated principal amount Trigger PLUS: $1,000 + ($1,000 × absolute stock return)
In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1% negative return on the underlying stock. In no event will this amount exceed the stated principal amount plus $250. Accordingly, the maximum downside payment at maturity is $1,250.00 per Trigger PLUS.
• the final stock price is less than the trigger level, for each $1,000 stated principal amount Trigger PLUS: $1,000 × stock performance factor
This amount will be less than the stated principal amount of $1,000 per Trigger PLUS and will represent a loss of more than 25%, and possibly all, of your investment.
Stated principal amount:	$1,000 per Trigger PLUS
Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Strike date:	June 23, 2026
Pricing date:	June 25, 2026
Original issue date (settlement date):	June 30, 2026
Maturity date*:	June 29, 2028
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per Trigger PLUS	$1,000.00	$20.00(2)	$975.00
		$5.00(3)
Total	$1,000,000.00	$25,000.00	$975,000.00
(1)	See “Additional Information about the Trigger PLUS — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the Trigger PLUS.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $20.00 per $1,000 stated principal amount Trigger PLUS it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount Trigger PLUS

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Trigger PLUS Generally — We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

The estimated value of the Trigger PLUS on the pricing date was $977.00 per $1,000 stated principal amount Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document for additional information.

Investing in the Trigger PLUS involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, “Risk Factors” beginning on page PS-12 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Trigger PLUS or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Trigger PLUS” at the end of this document.

Product supplement no. 3-I dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

Prospectus supplement and prospectus, each dated April 17, 2026: http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:

Stock performance factor:	final stock price / initial stock price
Leveraged upside payment:	$1,000 × leverage factor × stock percent change
Stock percent change:	(final stock price – initial stock price) / initial stock price
Absolute stock return:	The absolute value of the stock percent change. For example, a -5% stock percent change will result in a +5% absolute stock return.
Leverage factor:	150%
Initial stock price:	$436.39, which was the closing price of one share of the underlying stock on the strike date and is not the closing price of one share of the underlying stock on the pricing date
Final stock price:	The closing price of one share of the underlying stock on the valuation date
Stock adjustment factor:	The stock adjustment factor is referenced in determining the closing price of one share of the underlying stock and is set initially at 1.0 on the strike date. The stock adjustment factor is subject to adjustment in the event of certain corporate events affecting the underlying stock.
Trigger level:	$327.2925, which is equal to 75% of the initial stock price
Redemption observation date*:	July 1, 2027
Redemption date*:	July 7, 2027
Valuation date*:	June 26, 2028
CUSIP / ISIN:	46661C3U8/ US46661C3U86
Listing:	The Trigger PLUS will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying — Notes Linked to a Single Underlying (Other Than a Commodity Index)” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement or early acceleration in the event of an acceleration event as described under “General Terms of Notes — Consequences of an Acceleration Event” in the accompanying product supplement and “Risk Factors — Risks Relating to the Trigger PLUS Generally — We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs” in this pricing supplement

June 2026	Page 2

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Trigger Performance Leveraged Upside Securities

Principal at Risk Securities

The Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028 (the “Trigger PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to $1,390.00 per Trigger PLUS, or 139.00% of the stated principal amount, if the closing price of one share of the underlying stock on the redemption observation date is greater than or equal to the initial stock price.
▪	As an alternative to direct exposure to the underlying stock that, if the Trigger PLUS have not been automatically redeemed prior to maturity, enhances returns for any positive performance of the underlying stock.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, to potentially achieve similar levels of upside exposure to the underlying stock as a direct investment, while using fewer dollars by taking advantage of the leverage factor.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, to provide an unleveraged positive return in the event of a decline of the underlying stock but only if the final stock price is greater than or equal to the trigger level.

Maturity:	Approximately 2 years
Early redemption payment:	$1,390.00 per Trigger PLUS (139.00% of the stated principal amount)
Leverage factor:	150% (applicable only if the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is greater than the initial stock price)
Trigger level:	75% of the initial stock price
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Trigger PLUS.

Supplemental Terms of the Trigger PLUS

For purposes of the accompanying product supplement, the underlying stock is a “Reference Stock.”

June 2026	Page 3

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

If the closing price of one share of the underlying stock on the redemption observation date is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to $1,390.00, or 139.00% of the stated principal amount. If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer leveraged upside exposure to an underlying asset and the opportunity, through the absolute return feature, to earn a positive return at maturity for a limited range of negative performance of the underlying asset. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has appreciated, at maturity investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying asset. If the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated in value but by no more than 25%, at maturity investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline in the underlying asset, which will effectively be limited to a positive 25% return. However, if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying asset has depreciated in value below the trigger level, at maturity investors will lose the benefit of the absolute return feature and will lose 1% of the stated principal amount for every 1% of decline, without any buffer. Investors may lose a significant portion or all of the stated principal amount of the Trigger PLUS.

In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

Early Redemption Feature	On the redemption observation date, if the closing price of one share of the underlying stock is greater than or equal to the initial stock price, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to the early redemption payment on the redemption date. No further payments will be made on the Trigger PLUS after they have been redeemed.
Leveraged Upside Performance	If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance relative to a direct investment in the underlying stock.
Absolute Return Feature	If the Trigger PLUS have not been automatically redeemed prior to maturity, the Trigger PLUS offer investors an opportunity to earn an unleveraged positive return if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level.
Upside Scenario if the Underlying Stock Appreciates	The Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is greater than the initial stock price and, at maturity, the Trigger PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the stock percent change.
Absolute Return Scenario	The Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, which is 75% of the initial stock price. In this case, the Trigger PLUS pay a 1% positive return for each 1% negative return of the underlying stock. For example, if the final stock price is 5% less than the initial stock price, the Trigger PLUS will provide a total positive return of 5% at maturity. The maximum return you may receive in this scenario is a positive 25% return at maturity.

June 2026	Page 4

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Downside Scenario	The Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level. In this case, the Trigger PLUS pay an amount that is over 25% less than the stated principal amount and this decrease will be by an amount that is proportionate to the percentage decline in the final stock price from the initial stock price. (Example: If the underlying stock decreases in value by 60%, the Trigger PLUS will pay an amount that is less than the stated principal amount by 60%, or $400 per Trigger PLUS.)

June 2026	Page 5

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable Dual Directional Trigger PLUS Work

Payoff Diagram

The diagrams below illustrate the payment upon automatic early redemption or at maturity on the Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Early redemption payment:	$1,390.00 per Trigger PLUS (139.00% of the stated principal amount)
Leverage factor:	150%
Trigger level:	75% of the initial stock price

Diagram #1: Redemption Observation Date:

June 2026	Page 6

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

Auto-Callable Dual Directional Trigger PLUS Payoff Diagram

The Auto-Callable Dual Directional Trigger PLUS
The Underlying Stock
Payment at Maturity on the Auto-Callable Dual Directional Trigger PLUS
$1,600.00
$1,500.00
$1,400.00
$1,300.00
$1,200.00
$1,100.00
$1,000.00
$900.00
$800.00
$700.00
$600.00
$500.00
$400.00
Unleveraged Trigger Zone
PLUS Zone
-25.00%
-60%
-50%
-40%
-30%
-20%
-10%
0%
10%
20%
30%
40%
Percentage Change in the Underlying Stock

How it works

▪	Early Redemption Scenario. On the redemption observation date, if the closing price of one share of the underlying stock is greater than or equal to the initial stock price, under the terms of Trigger PLUS, the Trigger PLUS will be automatically redeemed for a cash payment per Trigger PLUS equal to the early redemption payment of $1,390.00 per Trigger PLUS, or 139.00% of the stated principal amount. If the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Upside Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is greater than the initial stock price, for each $1,000 stated principal amount Trigger PLUS, investors will receive the $1,000 stated principal amount plus a return equal to 150% of the appreciation of the underlying stock over the term of the Trigger PLUS.
▪	For example, if the underlying stock appreciates 5%, investors will receive a 7.50% return, or $1,075.00 per Trigger PLUS.
▪	For example, if the underlying stock appreciates 65%, investors will receive a 97.50% return, or $1,975.00 per Trigger PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the underlying stock had appreciated 65% or more as of the redemption observation date, and as a result, the Trigger PLUS were automatically redeemed.
▪	Absolute Return Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level, investors will receive a 1% positive return on the Trigger PLUS for each 1% negative return of the underlying stock.
▪	For example, if the underlying stock depreciates 5%, investors will receive a 5% return, or $1,050.00 per Trigger PLUS.

▪	The maximum return you may receive in this scenario is a positive 25% return at maturity.

▪	Downside Scenario. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level, investors will lose the benefit of the absolute return feature and will instead receive an amount that is significantly less than the stated principal amount by an amount proportionate to the percentage decrease of the final stock price from the initial stock price. This amount will be less than 75% of the stated principal amount per Trigger PLUS.

June 2026	Page 7

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the underlying stock depreciates 60%, investors will lose 60% of their principal and receive only $400.00 per Trigger PLUS at maturity, or 40% of the stated principal amount.

The hypothetical returns and hypothetical payments on the Trigger PLUS shown above apply only if you hold the Trigger PLUS for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

June 2026	Page 8

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the Trigger PLUS. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to the Trigger PLUS Generally

▪	The Trigger PLUS do not pay interest or, if the Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the return of any principal and your investment in the Trigger PLUS may result in a loss. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or, if the Trigger PLUS have not been automatically redeemed prior to maturity, guarantee the payment of any principal amount at maturity. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level (which is 75% of the initial stock price), you will lose the benefit of the absolute return feature and the payment at maturity will be an amount in cash that is over 25% less than the stated principal amount of each Trigger PLUS, and this decrease will be by an amount that is proportionate to the decrease in the value of the underlying stock and may be zero. There is no minimum payment at maturity on the Trigger PLUS, and, accordingly, you could lose your entire initial investment in the Trigger PLUS.
▪	If the Trigger PLUS are automatically redeemed prior to maturity, the appreciation potential of the Trigger PLUS is limited to the early redemption payment. If the Trigger PLUS are automatically redeemed prior to maturity, investors will not participate in any appreciation of the underlying stock, and the return on the Trigger PLUS is limited to the early redemption payment that is paid on the redemption date. In addition, if the Trigger PLUS are automatically redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final stock price is greater than the initial stock price or the absolute return feature that applies to the payment at maturity if the final stock price is less than or equal to the initial stock price but is greater than or equal to the trigger level. Moreover, if the Trigger PLUS are automatically redeemed, your investment may underperform the underlying stock, and the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
▪	Early redemption risk. The term of your investment in the Trigger PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Trigger PLUS. If the Trigger PLUS are automatically redeemed prior to maturity, you may not be able to reinvest the proceeds from an investment in the Trigger PLUS at a comparable return for a similar level of risk.
▪	If the Trigger PLUS have not been automatically redeemed prior to maturity, your maximum downside gain on the Trigger PLUS is limited by the trigger level. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than or equal to the initial stock price and greater than or equal to the trigger level, you will receive at maturity $1,000 plus a return equal to the absolute stock return, which will reflect a 1% positive return for each 1% negative return on the underlying stock, subject to an effective limit of 25%. Because you will not receive a positive return if the Trigger PLUS have not been automatically redeemed prior to maturity and the underlying stock has depreciated below the trigger level, at maturity your maximum downside payment will be $1,250.00 per $1,000.00 stated principal amount Trigger PLUS.
▪	The Trigger PLUS are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the Trigger PLUS. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the Trigger PLUS. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the Trigger PLUS and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent activities and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent activities beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial

June 2026	Page 9

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the Trigger PLUS. We are not an operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the Trigger PLUS as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the Trigger PLUS, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see “Risk Factors — Holders of securities issued by JPMorgan Financial may be subject to losses if JPMorgan Chase & Co. were to enter into a resolution” in the accompanying prospectus supplement.

▪	The benefit provided by the trigger level may terminate on the valuation date. If the Trigger PLUS have not been automatically redeemed prior to maturity and the final stock price is less than the trigger level, the benefit provided by the trigger level will terminate and you will be fully exposed to any depreciation of the underlying stock.
▪	We may accelerate your Trigger PLUS in our sole discretion and the calculation agent may adjust their final payment in good faith and in a commercially reasonable manner if an acceleration event occurs. Upon the announcement or occurrence of an acceleration event, we may, in our sole and absolute discretion, accelerate the payment on your Trigger PLUS and pay you an amount determined by the calculation agent in good faith and in a commercially reasonable manner by reference to the values of any fixed-income debt component and any derivatives underlying the economic terms of the Trigger PLUS as of the date of the notice of acceleration. An acceleration event means the Taiwan Semiconductor ADSs are no longer listed or admitted to trading on a U.S. national securities exchange registered under the Exchange Act (as defined under “Taiwan Semiconductor Manufacturing Company Limited Overview” below), or on any other U.S. national market system or quotation system that is the primary market for the trading of the Taiwan Semiconductor ADSs, or if the ADS facility between Taiwan Semiconductor Manufacturing Company Limited and the ADS depositary is terminated for any reason, and the calculation agent determines, in its sole discretion, that no Replacement ADS (as defined in the accompanying product supplement) is available and the common shares of Taiwan Semiconductor Manufacturing Company Limited are not selected to replace the Taiwan Semiconductor ADSs as an underlying stock. If the payment on your Trigger PLUS is accelerated, your investment may result in a loss, and you may not be able to reinvest your money in a comparable investment. Please see “The Underlyings — Reference Stocks — Delisting of ADSs or Termination of ADS Facility” in the accompanying product supplement for more information.
▪	Secondary trading may be limited. The Trigger PLUS will not be listed on a securities exchange. There may be little or no secondary market for the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. JPMS may act as a market maker for the Trigger PLUS, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which JPMS is willing to buy the Trigger PLUS. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the Trigger PLUS.
▪	The tax consequences of an investment in the Trigger PLUS are uncertain. There is no direct legal authority as to the proper U.S. federal income tax characterization of the Trigger PLUS, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the Trigger PLUS described in “Additional Information about the Trigger PLUS ― Additional Provisions ― Tax considerations” in this document and in “United States Federal Taxation” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment for the Trigger PLUS, the timing and character of any income or loss on the Trigger PLUS could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and

June 2026	Page 10

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect. You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the Trigger PLUS and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the Trigger PLUS, including acting as calculation agent and as an agent of the offering of the Trigger PLUS, hedging our obligations under the Trigger PLUS and making the assumptions used to determine the pricing of the Trigger PLUS and the estimated value of the Trigger PLUS, which we refer to as the estimated value of the Trigger PLUS. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Trigger PLUS. The calculation agent has determined the initial stock price and the trigger level, will determine the final stock price and will calculate the amount of payment you will receive at maturity, if any. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, and any anti-dilution adjustments, may affect the payment to you at maturity.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the Trigger PLUS and the value of the Trigger PLUS. It is possible that hedging or trading activities of ours or our affiliates in connection with the Trigger PLUS could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Trigger PLUS on or prior to the strike date and prior to maturity could have adversely affected, and may continue to adversely affect, the value of the underlying stock and, as a result, could decrease the amount an investor may receive on the Trigger PLUS at maturity, if any. Any of these hedging or trading activities on or prior to the strike date could have affected the initial stock price and the trigger level and, therefore, if the Trigger PLUS have not been automatically redeemed prior to maturity, could potentially increase the level that the final stock price must reach before you receive a payment at maturity that exceeds the issue price of the Trigger PLUS or so that you do not suffer a loss on your initial investment in the Trigger PLUS. Additionally, these hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could adversely affect the final stock price and, accordingly, the payment to you at maturity, if any. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the Trigger PLUS declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS

▪	The estimated value of the Trigger PLUS is lower than the original issue price (price to public) of the Trigger PLUS. The estimated value of the Trigger PLUS is only an estimate determined by reference to several factors. The original issue price of the Trigger PLUS exceeds the estimated value of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, the estimated cost of hedging our obligations under the Trigger PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates. The estimated value of the Trigger PLUS is determined by reference to internal pricing models of our affiliates. This estimated value of the Trigger PLUS is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the Trigger PLUS that are greater than or less than the estimated value of the Trigger PLUS. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the Trigger PLUS could change significantly based on, among other things, changes in market conditions, our

June 2026	Page 11

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy Trigger PLUS from you in secondary market transactions. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.

▪	The estimated value of the Trigger PLUS is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. See “Additional Information about the Trigger PLUS — The estimated value of the Trigger PLUS” in this document.
▪	The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period. We generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs, our internal secondary market funding rates for structured debt issuances and the fees paid for third-party data analytics and/or electronic platform services. See “Additional Information about the Trigger PLUS — Secondary market prices of the Trigger PLUS” in this document for additional information relating to this initial period. Accordingly, the estimated value of your Trigger PLUS during this initial period may be lower than the value of the Trigger PLUS as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS. Any secondary market prices of the Trigger PLUS will likely be lower than the original issue price of the Trigger PLUS because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, estimated hedging costs and fees, if any, paid for third-party data analytics and/or electronic platform services that are included in the original issue price of the Trigger PLUS. As a result, the price, if any, at which JPMS will be willing to buy Trigger PLUS from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Furthermore, if you sell your Trigger PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount and/or fees for use of an electronic platform to facilitate secondary market activity. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the Trigger PLUS.

The Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Trigger PLUS to maturity. See “— Risks Relating to the Trigger PLUS Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors. The secondary market price of the Trigger PLUS during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of one share of the underlying stock, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility in the prices of the underlying stock;
o	the time to maturity of the Trigger PLUS;
o	the likelihood of an automatic early redemption being triggered;

June 2026	Page 12

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

o	the dividend rate on the underlying stock;
o	interest and yield rates in the market generally;
o	the occurrence of certain events affecting the issuer of the underlying stock that may or may not require an adjustment to the stock adjustment factor, including a merger or acquisition; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the Trigger PLUS, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the Trigger PLUS, if any, at which JPMS may be willing to purchase your Trigger PLUS in the secondary market.

Risks Relating to the Underlying Stock

▪	There are risks associated with investments in securities linked to the value of equity securities issued by a non-U.S. company. The underlying stock is issued by a non-U.S. company. Investments in securities linked to the value of any equity securities issued by a non-U.S. company involve risks associated with the home country of that company. The prices of securities issued by non-U.S. companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economy of that country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. That country may be subjected to different and, in some cases, more adverse economic environments.
▪	The Trigger PLUS entail emerging markets risk. The underlying stock is issued by a non-U.S. company conducting business in an emerging markets country (Taiwan). Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
▪	The Trigger PLUS are subject to currency exchange rate risk. Because the Taiwan Semiconductor ADSs are quoted and traded in U.S. dollars on the New York Stock Exchange and the Taiwan Semiconductor underlying securities are quoted and traded in New Taiwan dollars on the Taiwan Stock Exchange, fluctuations in the exchange rate between the New Taiwan dollar and the U.S. dollar will likely affect the relative value of the Taiwan Semiconductor ADSs and the Taiwan Semiconductor underlying securities in the two currencies and, as a result, will likely affect the market price of the Taiwan Semiconductor ADSs trading on the New York Stock Exchange. These trading differences and currency exchange rates may affect the market value of the Trigger PLUS and whether the closing price of one share of the underlying stock on any relevant day will fall below the trigger level. The New Taiwan dollar has been subject to fluctuations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate between the New Taiwan dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in that rate that may occur over the term of the Trigger PLUS. The exchange rate between the New Taiwan dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate results over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Taiwan and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments, any political, civil or military unrest and the extent of governmental surpluses or deficits in Taiwan and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Taiwan and the United States and other jurisdictions important to international trade and finance.

June 2026	Page 13

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	There are important differences between the rights of holders of the Taiwan Semiconductor ADSs and the rights of holders of the Taiwan Semiconductor underlying securities. The underlying stock is not the Taiwan Semiconductor underlying securities represented by the Taiwan Semiconductor ADSs, and there exist important differences between the rights of holders of the Taiwan Semiconductor ADSs and the rights of holders of the Taiwan Semiconductor underlying securities. Each Taiwan Semiconductor ADS is a security evidenced by American depositary receipts that represents a certain number of Taiwan Semiconductor underlying securities. Generally, American depositary shares (“ADSs”) are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the non-U.S. issuer and holders of the ADSs, which may be different from the rights of holders of the underlying securities. For example, the non-U.S. issuer may make distributions in respect of the Taiwan Semiconductor underlying securities that are not passed on to the holders of the Taiwan Semiconductor ADSs. Any such differences between the rights of holders of the Taiwan Semiconductor ADSs and holders of the Taiwan Semiconductor underlying securities may be significant and may materially and adversely affect the value of the Trigger PLUS.
▪	Investing in the Trigger PLUS is not equivalent to investing in the underlying stock. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock.
▪	No affiliation with Taiwan Semiconductor Manufacturing Company Limited. Taiwan Semiconductor Manufacturing Company Limited is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the Trigger PLUS. We have not made any due diligence inquiry with respect to Taiwan Semiconductor Manufacturing Company Limited in connection with this offering.
▪	We may engage in business with or involving Taiwan Semiconductor Manufacturing Company Limited without regard to your interests. We or our affiliates may presently or from time to time engage in business with Taiwan Semiconductor Manufacturing Company Limited without regard to your interests and thus may acquire non-public information about Taiwan Semiconductor Manufacturing Company Limited. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Taiwan Semiconductor Manufacturing Company Limited, which may or may not recommend that investors buy or hold the underlying stock.
▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the Trigger PLUS. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Trigger PLUS or the underlying stock, or engaging in transactions in them, and any such action could adversely affect the value of the Trigger PLUS or the underlying stock. These legislative and regulatory actions could result in restrictions on the Trigger PLUS or the delisting of the underlying stock. You may lose a significant portion or all of your initial investment in the Trigger PLUS, including if the underlying stock is delisted or if you are forced to divest the Trigger PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the Trigger PLUS has declined.
▪	The anti-dilution protection for the underlying stock is limited and may be discretionary. The calculation agent will make adjustments to the stock adjustment factor and other adjustments for certain corporate events affecting the underlying stock, such as mergers and spin-offs. However, the calculation agent will not make an adjustment in response to all events that could affect the underlying stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Trigger PLUS may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any diluting or concentrative effect, but the calculation agent is under no obligation to do so or to consider your interests as a holder of the Trigger PLUS in making these determinations.

June 2026	Page 14

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Taiwan Semiconductor Manufacturing Company Limited Overview

Taiwan Semiconductor Manufacturing Company Limited, a Taiwanese company, is a foundry that manufactures semiconductors using its manufacturing processes for its customers based on proprietary integrated circuit designs provided by them. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is listed on the New York Stock Exchange. Information provided to or filed with the SEC by Taiwan Semiconductor Manufacturing Company Limited pursuant to the Exchange Act can be located by reference to the SEC file number 001-14700 through the SEC’s website at www.sec.gov.

The closing price of one share of the underlying stock on June 23, 2026 was $436.39. The following graph shows the closing prices of the underlying stock for each day from January 4, 2021 through June 23, 2026. We obtained the closing price information above and in the graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

Since its inception, the closing price of one share of the underlying stock has experienced significant fluctuations. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the valuation date.

The American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited – Daily Closing Prices* January 4, 2021 through June 23, 2026

500
450
400
350
300
250
200
150
100
50
0
Price ($)
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26

Source: Bloomberg

*The dotted line in the graph indicates the trigger level, equal to 75% of the initial stock price.

This document relates only to the Trigger PLUS offered hereby and does not relate to the underlying stock or other securities of Taiwan Semiconductor Manufacturing Company Limited. We have derived all disclosures contained in this document regarding the underlying stock from the publicly available documents described in the first paragraph under this “Taiwan Semiconductor Manufacturing Company Limited Overview” section, without independent verification. In connection with the offering of the Trigger PLUS, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Taiwan Semiconductor Manufacturing Company Limited. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Taiwan Semiconductor Manufacturing Company Limited is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the first paragraph under this “Taiwan Semiconductor Manufacturing Company Limited Overview” section) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time the Trigger PLUS are priced) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of

June 2026	Page 15

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

or failure to disclose material future events concerning Taiwan Semiconductor Manufacturing Company Limited could affect the value received at maturity, if any, with respect to the Trigger PLUS and therefore the trading prices of the Trigger PLUS.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying stock.

June 2026	Page 16

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the third business day following the valuation date as postponed.
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the Trigger PLUS:

The estimated value of the Trigger PLUS set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the Trigger PLUS, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the Trigger PLUS. The estimated value of the Trigger PLUS does not represent a minimum price at which JPMS would be willing to buy your Trigger PLUS in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the Trigger PLUS may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the Trigger PLUS as well as the higher issuance, operational and ongoing liability management costs of the Trigger PLUS in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the Trigger PLUS. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the Trigger PLUS and any secondary market prices of the Trigger PLUS. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the Trigger PLUS is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the Trigger PLUS on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS does not represent future values of the Trigger PLUS and may differ from others’ estimates” in this document.

The estimated value of the Trigger PLUS is lower than the original issue price of the Trigger PLUS because costs associated with selling, structuring and hedging the Trigger PLUS are included in the original issue price of the Trigger PLUS. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, the estimated cost of hedging our obligations under the Trigger PLUS and the fees, if any, paid for third-party data analytics and/or electronic platform services. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the Trigger PLUS may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The estimated value of the Trigger PLUS is lower than the original issue price (price to public) of the Trigger PLUS” in this document.

June 2026	Page 17

JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Secondary market prices of the Trigger PLUS:	For information about factors that will impact any secondary market prices of the Trigger PLUS, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — Secondary market prices of the Trigger PLUS will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the Trigger PLUS will be partially paid back to you in connection with any repurchases of your Trigger PLUS by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the Trigger PLUS. The length of any such initial period reflects the structure of the Trigger PLUS, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the Trigger PLUS and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Trigger PLUS — The value of the Trigger PLUS as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the Trigger PLUS for a limited time period.”
Tax considerations:

You should review carefully the section entitled “United States Federal Taxation” in the accompanying prospectus supplement.  The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat your Trigger PLUS as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “United States Federal Taxation — Tax Consequences to U.S. Holders — Program Securities Treated as Prepaid Financial Contracts That are Open Transactions” in the accompanying prospectus supplement. Assuming this treatment is respected, the gain or loss on your Trigger PLUS should be treated as long-term capital gain or loss if you hold your Trigger PLUS for more than a year, whether or not you are an initial purchaser of Trigger PLUS at the issue price.  However, the IRS or a court may not respect this treatment of the Trigger PLUS, in which case the timing and character of any income or loss on the Trigger PLUS could be materially and adversely affected.  In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.  You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments and the issues presented by this notice.

Supplemental use of proceeds and hedging:

The Trigger PLUS are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the Trigger PLUS. See “How the Auto-Callable Dual Directional Trigger PLUS Work” in this document for an illustration of the risk-return profile of the Trigger PLUS and “Taiwan Semiconductor Manufacturing Company Limited Overview” in this document for a description of the market exposure provided by the Trigger PLUS.

The original issue price of the Trigger PLUS is equal to the estimated value of the Trigger PLUS plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the Trigger PLUS, plus the estimated cost of hedging our obligations under the Trigger PLUS, plus the fees, if any, paid for third-party data analytics and/or electronic platform services.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.
Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the Trigger PLUS in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each Trigger PLUS.

We or our affiliate may enter into swap agreements or related hedge transactions with one of

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JPMorgan Chase Financial Company LLC

Auto-Callable Dual Directional Trigger PLUS Based on the Performance of the American Depositary Shares of Taiwan Semiconductor Manufacturing Company Limited due June 29, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

our other affiliates or unaffiliated counterparties in connection with the sale of the Trigger PLUS and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.
Validity of the Trigger PLUS and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the Trigger PLUS offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such Trigger PLUS (the “master note”), and such Trigger PLUS have been delivered against payment as contemplated herein, such Trigger PLUS will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Trigger PLUS to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to JPMorgan Financial or JPMorgan Chase & Co., the indenture, the Trigger PLUS, the related guarantee (together with the indenture and the Trigger PLUS, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2026, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2026.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these Trigger PLUS are a part, and the more detailed information contained in the accompanying product supplement.

This document, together with the documents listed below, contains the terms of the Trigger PLUS and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement, as the Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 3-I dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000121390026045198/ea0285802-20_424b2.pdf

• Prospectus supplement and prospectus, each dated April 17, 2026:

http://www.sec.gov/Archives/edgar/data/19617/000095010326005889/crt_dp245141-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us,” and “our” refer to JPMorgan Financial.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are service marks of Morgan Stanley.

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